Exhibit 107

Calculation of Filing Fee Table

Form F-3

(Form Type)

Alvotech

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, nominal value $0.01 per ordinary share	457(c)	1,789,087 (2)	$13.04(3)	$23,329,694.48 (3)	$0.00014760	$3,443.46
Total Offering Amount					$23,329,694.48		$3,443.46
Total Fees Previously Paid							—
Total Fee Offsets (4)							$3,443.46
Net Fee Due							$0

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), Alvotech (the “Registrant”) is also registering an indeterminate number of additional ordinary shares, nominal value $0.01 per ordinary share, of the Registrant (“Ordinary Shares”) that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Represents 1,789,087 Ordinary Shares registered for resale by the Selling Shareholder.

(3)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is calculated as the product of 1,789,087 Ordinary Shares and $13.04, which is the average of the high and low trading prices of the Ordinary Shares on Nasdaq Global Market, on August 19, 2024.

(4)	Represents the total of the fee offsets claimed pursuant to Rule 457(p) under the Securities Act for the registration fees previously paid with respect to unsold securities, as set forth in Table 2.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Alvotech	F-1	333-266294	July 22, 2022		$3,443.46(1)	Equity	Ordinary shares, nominal value $0.01 per ordinary share	15,306,122 Ordinary Shares	$105,306,119.36
Fee Offset Sources	Alvotech	F-1	333-266294		July 22, 2022						$9,761.88

(1)	On July 22, 2022, the Registrant filed a Registration Statement on Form F-1 (File No. 333-266294) (the “Prior Registration Statement”) with the Securities and Exchange Commission (the “Commission”) and paid a filing fee equal to $9,761.88 in connection with the filing. The Prior Registration Statement was declared effective by the Commission on September 21, 2022. Because the proposed sale of the Ordinary Shares registered under the Prior Registration Statement did not and will not occur, the Registrant filed a request with the Commission to withdraw the Prior Registration Statement on June 26, 2024. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the Registrant offsets the aggregate total dollar amount of the filing fee associated with those unsold securities under the Prior Registration Statement against the total filing fee due under this registration statement.